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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

1. PC Connection Sales Corporation, a Delaware corporation.

2. GovConnection, Inc. (formerly Comteq Federal, Inc.), a Maryland corporation.

3. MoreDirect, Inc., a Florida corporation.